Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Community Financial Shares, Inc. on Form S-8 (File No. 333-133662) of our report dated March 30, 2009, on our audits of the consolidated financial statements of Community Financial Shares, Inc. as of December 31, 2008 and 2007 and for the years then ended, which report is included in the Annual Report on Form 10-K of Community Financial Shares, Inc. for the year ended December 31, 2008.

Indianapolis, Indiana

March 30, 2009

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